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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-QSB (continued)



                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS



                                                       Three Months Ended                 Nine Months Ended
                                                          September 30,                      September 30,
                                                     2000              1999             2000              1999
                                                     -----             -----            -----             -----
                                                                (in thousands, except per share data)
BASIC

Income Before Cumulative Effect
   of Accounting Change                             $   432           $   290           $ 1,210           $   846
/ Weighted Average Shares                             2,605             2,643             2,603             2,653
                                                    -------           -------           -------           -------
   Per Share                                           0.17              0.11              0.46              0.32

Cumulative Effect of Accounting Change                   --                --                --               (57)
/ Weighted Average Shares                             2,605             2,643             2,603             2,653
                                                    -------           -------           -------           -------
   Per Share                                        $    --           $    --           $    --           ($ 0.02)
                                                    -------           -------           -------           -------
Basic Earnings Per Share                            $  0.17           $  0.11           $  0.46           $  0.30
                                                    =======           =======           =======           =======

DILUTED

Income Before Cumulative Effect
   of Accounting Change                             $   432           $   290           $ 1,210           $   846
/ Weighted Average Shares                             2,605             2,650             2,603             2,661
                                                    -------           -------           -------           -------
   Per Share                                           0.17              0.11              0.46              0.32

Cumulative Effect of Accounting Change                   --                --                --               (57)
/ Weighted Average Shares                             2,605             2,650             2,603             2,661
                                                    -------           -------           -------           -------
   Per Share                                        $    --           $    --           $    --           ($ 0.02)
                                                    -------           -------           -------           -------
Diluted Earnings Per Share                          $  0.17           $  0.11           $  0.46           $  0.30
                                                    =======           =======           =======           =======


Notes:
   - Weighted average shares outstanding have been adjusted to reflect the 10% stock dividends in 2000 and 1999.

   - Where applicable, diluted share computations include the effects of outstanding stock options.



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